SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

KULR TECHNOLOGY GROUP, INC.
(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in our Current Report on Form 8-K filed on May 16, 2022 (the “Prior 8-K”), KULR Technology Group, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”), pursuant to which, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50,000,000 of its shares (“Shares”) of common stock, par value $0.0001 per share, at the Company’s request any time during the commitment period commencing on May 13, 2022 and terminating on the earliest of (i) the first day of the month following the 24-month anniversary of the SEPA and (ii) the date on which Yorkville shall have made payment of any advances requested pursuant to the SEPA for shares of the Company’s common stock equal to the commitment amount of $50,000,000. Each sale the Company requests under the SEPA (an “Advance”) may be for a number of shares of common stock with an aggregate value of up to $5,000,000. The shares would be purchased at 98.0% of the Market Price (as defined below) and would be subject to certain limitations, including that Yorkville could not purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s common stock. “Market Price” is defined in the SEPA as the lowest of the VWAPs (as defined below) during each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance notice to Yorkville. “VWAP” is defined in the SEPA to mean, for any trading day, the daily volume weighted average price of the Company’s common stock for such date on the NYSE American as reported by Bloomberg L.P. during regular trading hours.

On June 3, 2022, the Company and Yorkville amended the SEPA pursuant to that certain Amendment to Standby Equity Purchase Agreement (the “SEPA Amendment”), to revise the definition of “Commitment Amount” to clarify that, as to any Advance, the issuance of Shares in respect of such Advance would be excluded from the Exchange Cap (as defined below) if (a) the Company’s stockholders have approved issuances in excess of the Exchange Cap (as defined in the SEPA) in accordance with the rules of the Principal Market or (b) the Purchase Price of the Shares, with respect to an Advance, equals or exceeds a per share price equal to the greater of (i) the book value of the Shares immediately preceding the delivery of the Advance Notice (as defined in the SEPA) or (ii) or the market value of the Common Shares (as reflected on Bloomberg, LP) immediately preceding the delivery of the Advance Notice (in either case in compliance with the NYSE American rules).

As previously disclosed in the Prior 8-K, pursuant to the SEPA, the Company (i) is required to register all shares which Yorkville may acquire and file with the Securities and Exchange Commission a prospectus supplement to the Company’s prospectus, dated July 13, 2021, filed as part of the Company’s effective shelf registration statement on Form S-3, File No. 333-257697 (the “Registration Statement”), registering the shares of Common Stock that are to be offered and sold to Yorkville pursuant to the SEPA and (ii) currently intends to use the net proceeds from any sale of the shares for working capital and other general corporate purposes, which may include, among other things, procuring battery cell supplies, as well as other key materials, and bringing part of its production capabilities to North America. The Company is not required to pay any additional amounts to reimburse or otherwise compensate Yorkville in connection with the transaction except for a $10,000 structuring fee.

The foregoing is a summary description of certain terms of the SEPA and the SEPA Amendment. For a full description of all terms, please refer to the copies of the SEPA and the SEPA Amendment that are incorporated by reference and filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.1	Standby Equity Purchase Agreement, dated May 13, 2022, by and between KULR Technology Group, Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2022)
10.2	Amendment, dated June 3, 2022, to the Standby Equity Purchase Agreement by and between KULR Technology Group, Inc. and YA II PN, Ltd.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: June 3, 2022	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer